                                  EXHIBIT 24.1

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Randall S. Fojtasek and Jeff L. Hull and either of them, the true and lawful attorney or attorneys-in-fact, with full power of substitution and resubstitution, to sign on behalf Atrium Companies, Inc., a Delaware corporation (the "Company"), and on behalf of theundersigned in my capacity as an officer and/or a director of the Company, the Company's Annual Report on Form 10-K for the year ended December 31, 1997, and to sign any or all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, granting unto said attorney or attorneys-in-fact, and either of them with or without the other, full power and authority to do and perform each and very act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned may or could in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or either of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have executed this Power of Attorney effective as of March 27, 1998.

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

             SIGNATURE                              CAPACITY                           DATE
             ---------                              --------                           ----



    /s/  RANDALL S. FOJTASEK           President, Chief Executive Officer and     March 27, 1998
    --------------------------------   Director (Principal Executive Officer)
    Randall S. Fojtasek


    /s/  JEFF L. HULL                  Chief Financial Officer and Secretary      March 27, 1998
    --------------------------------   (Principal Financial Officer)
    Jeff L. Hull


    /s/  ERIC W. LONG                  Corporate Controller                       March 27, 1998
    --------------------------------   (Principal Accounting Officer)
    Eric W. Long


    /s/  JOHN R. MUSE                  Director                                   March 27, 1998
    --------------------------------
    John R. Muse


    /s/  MICHAEL J. LEVITT             Director                                   March 27, 1998
    --------------------------------
    Michael J. Levitt


    /s/  STEPHEN M. HUMPHREY           Director                                   March 27, 1998
    --------------------------------
    Stephen M. Humphrey


    /s/  C. DEAN METROPOULOS           Director                                   March 27, 1998
    --------------------------------
    C. Dean Metropoulos


    /s/  MICHEL REICHERT               Director                                   March 27, 1998
    --------------------------------
    Michel Reichert

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